                                                                    EXHIBIT 11.1

Exhibit 11.1 Statement Re: Computation of Per-Share Earnings

                                                                Three Months Ended               Six Months Ended
                                                                   December 31,                    December 31,
                                                                1996            1995            1996            1995
                                                                ----            ----            ----            ----
Primary
    Average common shares outstanding                           9,138,653       7,206,296       9,134,560       7,164,184
    Net effect of dilutive options and warrants-
       based on treasury stock method (or modified
       treasury method if applicable) using average
       market price                                               913,416                         887,462
                                                            -------------- --------------- --------------- ---------------
                                                               10,052,069       7,206,296      10,022,022       7,164,184
                                                            -------------- --------------- --------------- ---------------
    Net Income (loss)                                         $ 1,114,780    $ (6,656,322)    $ 2,405,405    $ (6,866,825)
                                                            -------------- --------------- --------------- ---------------
    Per Share amount                                          $      0.11    $      (0.92)    $      0.24    $      (0.96)
                                                            -------------- --------------- --------------- ---------------




Fully Diluted
    Average common shares outstanding                           9,138,653       7,206,296       9,134,560       7,164,184
    Net effect of dilutive options and warrants-
       based on treasury stock method (or modified
       treasury method if applicable) using
       year-end market price                                    1,042,769                       1,034,102
                                                            -------------- --------------- --------------- ---------------
                                                               10,181,422       7,206,296      10,168,662       7,164,184
                                                            -------------- --------------- --------------- ---------------
    Net (Loss) Income                                         $ 1,114,780    $ (6,656,322)    $ 2,405,405    $ (6,866,825)
                                                            -------------- --------------- --------------- ---------------
    Per Share amount                                          $      0.11    $      (0.92)    $      0.24    $      (0.96)
                                                            -------------- --------------- --------------- ---------------





                                       26